                                                                 EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Cherokee Communications, Inc.:

     We have audited the accompanying balance sheets of Cherokee Communications, Inc. (the Company) as of September 30, 1995 and 1994, and the related statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
Dallas, Texas
November 17, 1995

                         CHEROKEE COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                          SEPTEMBER 30, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................................  $   668,778     $   780,962
  Short-term cash investments.....................................                      150,000
  Trade accounts receivable, less allowance for doubtful accounts
     of $264,803 and $255,965, respectively (Notes 6 and 10)......    4,453,192       4,251,894
  Inventories (Note 6)............................................      137,036          78,792
  Prepaid expenses and other current assets (Note 10).............      303,273         213,863
  Deferred income tax benefits (Note 9)...........................      108,717         112,718
                                                                    -----------     -----------
          Total current assets....................................    5,670,996       5,588,229
Property and equipment -- net (Notes 2, 3 and 6)..................   12,935,453      11,334,863
Site licenses -- net (Note 1).....................................    1,941,467       2,221,780
Investment in and advances to affiliates (Note 5).................      164,549          30,188
Deferred income tax benefits (Note 9).............................                       93,704
Other assets -- net (Note 4)......................................      681,754         890,856
                                                                    -----------     -----------
               TOTAL..............................................  $21,394,219     $20,159,620
                                                                    ===========     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable -- receivable financing (Note 6)...................  $   659,604     $ 1,705,174
  Current portion of other notes payable (Note 6).................    1,491,767       1,395,338
  Current portion of capital lease obligations (Note 7)...........    1,094,381       1,616,814
  Accounts payable................................................      310,358         267,755
  Accrued telecommunication and other expenses....................    2,971,935       2,575,808
  Income taxes payable............................................      256,140         368,143
                                                                    -----------     -----------
          Total current liabilities...............................    6,784,185       7,929,032
Long-term liabilities:
  Notes payable, less current portion (Note 6)....................    6,605,835       5,295,294
  Capital lease obligations, less current portion (Note 7)........      780,593       2,139,216
  Deferred income tax liability (Note 9)..........................      342,359
                                                                    -----------     -----------
          Total long-term liabilities.............................    7,728,787       7,434,510
Commitments and contingencies (Notes 7 and 11)
Shareholders' equity (Note 8):
  Convertible redeemable preferred stock..........................    2,400,000       2,400,000
  Common stock warrants, with mandatory redemption requirements...    1,087,000       1,087,000
  Common stock, no par value; 15,000,000 shares authorized,
     5,320,467 and 5,312,467 shares issued and outstanding,
     respectively.................................................      351,903         343,183
  Additional paid-in capital......................................       10,630          10,630
  Retained earnings...............................................    3,031,714         955,265
                                                                    -----------     -----------
          Total shareholders' equity..............................    6,881,247       4,796,078
                                                                    -----------     -----------
               TOTAL..............................................  $21,394,219     $20,159,620
                                                                    ===========     ===========

                       See notes to financial statements.

                         CHEROKEE COMMUNICATIONS, INC.

                              STATEMENTS OF INCOME
                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                           1995           1994           1993
                                                        -----------    -----------    -----------
Telecommunications revenues:
  Pay phone coin calls................................  $14,036,665    $10,797,869    $ 7,258,037
  Automated operator, routed calls....................   17,049,394     16,425,708     13,543,072
  Other (Note 5)......................................      505,581        641,899        825,694
                                                        -----------    -----------    -----------
          Total.......................................   31,591,640     27,865,476     21,626,803
Operating costs and expenses:
  Telephone charges...................................    7,851,842      7,257,272      4,956,950
  Commissions.........................................    4,909,445      4,341,260      3,258,932
  Telecommunication fees and validation...............    1,821,930      1,834,389      1,843,614
  Depreciation and amortization (Note 2)..............    4,298,090      4,284,734      3,218,450
  Field operations personnel..........................    2,016,935      1,610,952      1,191,829
  Chargebacks and doubtful accounts...................    1,104,896        784,636      1,046,353
  Selling, general and administrative (Note 10).......    5,520,405      4,634,890      3,714,601
                                                        -----------    -----------    -----------
          Total.......................................   27,523,543     24,748,133     19,230,729
                                                        -----------    -----------    -----------
Operating income......................................    4,068,097      3,117,343      2,396,074
Other income (expense):
  Interest expense....................................   (1,450,249)    (1,682,465)    (1,345,065)
  Amortization of debt discount.......................     (181,167)      (181,167)       (75,486)
  Interest income.....................................       57,278         20,329         20,731
  Equity in earnings (losses) of affiliates (Note
     5)...............................................      (34,608)      (226,625)        (6,948)
  Gain on equipment sales and other (Note 3)..........    1,160,238         67,917         84,325
                                                        -----------    -----------    -----------
          Total.......................................     (448,508)    (2,002,011)    (1,322,443)
                                                        -----------    -----------    -----------
Income before income taxes............................    3,619,589      1,115,332      1,073,631
Provision for income taxes (Note 9)...................    1,399,140        512,402        418,508
                                                        -----------    -----------    -----------
          Net income..................................  $ 2,220,449    $   602,930    $   655,123
                                                        ===========    ===========    ===========

                       See notes to financial statements.

                         CHEROKEE COMMUNICATIONS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                   PREFERRED STOCK        COMMON         COMMON STOCK       ADDITIONAL    RETAINED
                                 --------------------     STOCK      --------------------    PAID-IN      EARNINGS
                                 SHARES      AMOUNT      WARRANTS     SHARES      AMOUNT     CAPITAL     (DEFICIT)
                                 -------   ----------   ----------   ---------   --------   ----------   ----------
Balance, October 1, 1992.......       --   $       --   $       --   5,000,000   $  5,000    $ 10,630    $  (50,788)
  Issuance of preferred
    stock......................  240,000    2,400,000
  Cash dividends on preferred
    stock......................                                                                            (108,000)
  Issuance of common stock.....                                        312,467    338,183
  Issuance of common stock
    warrant (Note 8)...........                          1,087,000
  Net income...................                                                                             655,123
                                 -------   ----------   ----------   ---------   --------     -------    ----------
Balance, September 30, 1993....  240,000    2,400,000    1,087,000   5,312,467    343,183      10,630       496,335
  Cash dividends on preferred
    stock......................                                                                            (144,000)
  Net income...................                                                                             602,930
                                 -------   ----------   ----------   ---------   --------     -------    ----------
Balance, September 30, 1994....  240,000    2,400,000    1,087,000   5,312,467    343,183      10,630       955,265
  Cash dividends on preferred
    stock......................                                                                            (144,000)
  Proceeds from exercise of
    common stock options.......                                          8,000      8,720
  Net income...................                                                                           2,220,449
                                 -------   ----------   ----------   ---------   --------     -------    ----------
Balance, September 30, 1995....  240,000   $2,400,000   $1,087,000   5,320,467   $351,903    $ 10,630    $3,031,714
                                 =======   ==========   ==========   =========   ========     =======    ==========

                       See notes to financial statements.

                         CHEROKEE COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

                                                                   1995            1994            1993
                                                                -----------     -----------     -----------
Operating Activities:
  Net income..................................................  $ 2,220,449     $   602,930     $   655,123
  Noncash items in net income:
    Depreciation and amortization.............................    4,298,090       4,284,734       3,218,450
    Amortization of debt discount.............................      181,167         181,167          75,486
    Equity in earnings (losses) of affiliates.................       34,608         226,625           6,948
    Deferred income taxes.....................................      440,064          88,456         (35,731)
    Gain on sale of property and equipment....................   (1,136,894)        (51,854)        (59,491)
  Cash from (used for) changes in operating working capital:
    Trade accounts receivable.................................     (201,298)       (946,867)     (1,933,366)
    Inventories...............................................      (58,244)         58,875        (137,667)
    Prepaid expenses and other current assets.................      (89,410)        (56,234)        (70,710)
    Accounts payable and accrued liabilities..................      438,730         619,244         424,157
    Income taxes payable......................................     (112,003)        335,672         (91,743)
                                                                -----------     -----------     -----------
      Net cash from operating activities......................    6,015,259       5,342,748       2,051,456
                                                                -----------     -----------     -----------
Investing Activities:
  Additions to property and equipment.........................   (5,794,108)     (4,059,111)     (5,224,466)
  Increase in site licenses...................................     (440,220)       (433,746)       (753,966)
  Increase in other assets....................................      (79,353)                       (644,428)
  Proceeds from sale of property and equipment................    2,041,310          96,905         108,700
  Investments in and advances to affiliates...................     (218,767)        (40,591)       (333,329)
  Distributions from affiliates...............................       49,798          60,427          55,765
  Sale (purchase) of short-term cash investments..............      150,000        (150,000)
                                                                -----------     -----------     -----------
      Net cash used for investing activities..................   (4,291,340)     (4,526,116)     (6,791,724)
                                                                -----------     -----------     -----------
Financing Activities:
  Issuance of (payments on) note payable -- receivable
    financing.................................................   (1,045,570)        161,812       1,543,362
  Issuance of other notes payable.............................    4,048,753       2,122,523       9,333,355
  Payments on notes payable and capital lease obligations.....   (4,704,006)     (2,948,227)     (7,950,674)
  Issuance of common stock....................................        8,720
  Issuance of preferred stock.................................                                    2,400,000
  Cash dividends on preferred stock...........................     (144,000)       (144,000)       (108,000)
                                                                -----------     -----------     -----------
      Net cash from (used for) financing activities...........   (1,836,103)       (807,892)      5,218,043
Increase (decrease) in cash and cash equivalents..............     (112,184)          8,740         477,775
Cash and cash equivalents:
  Beginning of year...........................................      780,962         772,222         294,447
                                                                -----------     -----------     -----------
  End of year.................................................  $   668,778     $   780,962     $   772,222
                                                                ===========     ===========     ===========
Supplemental information:
  Interest paid...............................................  $ 1,462,519     $ 1,635,052     $ 1,230,562
                                                                ===========     ===========     ===========
  Income taxes paid...........................................  $ 1,091,368     $    23,000     $   568,861
                                                                ===========     ===========     ===========
  Noncash investing and financing activities:
    Equipment and other assets acquired under capital lease
      obligations and debt....................................  $   --          $   367,500     $ 2,718,189
                                                                ===========     ===========     ===========
    Common stock issued for financing costs...................  $   --          $   --          $   338,183
                                                                ===========     ===========     ===========

                       See notes to financial statements.

                         CHEROKEE COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS -- Cherokee Communications, Inc. (the Company) owns, operates and maintains pay telephone systems connected to the network of regulated telephone companies throughout the United States at various third-party property owner locations. In connection with the telephone systems, the Company also derives revenue from routing calls to operator service companies and through its own automated operator system (AOS) installed in its telephones. A summary of owned and managed phones at September 30 is as follows:

                                                               1995      1994      1993
                                                              ------    ------    ------
        Owned...............................................   9,333     8,182     6,320
        Managed.............................................     276       233       235
                                                               -----     -----     -----
                  Total.....................................   9,609     8,415     6,555
                                                               =====     =====     =====

     REVENUES from coin and noncoin calls are recognized at the time the calls are made and are dependent on service provided by the long-distance carriers. Accounts receivable primarily includes revenues generated from calls completed through the Company's AOS and from commissions to be received from operator service companies. An allowance for doubtful accounts is provided at the time of revenue recognition for the estimated settlement ("true-up") for actual chargebacks made by the telephone companies, based on historical experience. The "true-up" for actual chargebacks is typically made within six months. Also, the related telecommunication expenses are accrued for the costs for validating, transmitting, and billing and collecting calls completed through the AOS, as well as for commissions to be paid to third-party property owners.

     CASH EQUIVALENTS represent highly liquid investments with initial or remaining maturities at the date of purchase of three months or less. Short-term cash investments consist of certificates of deposit with maturities greater than three months.

     INVENTORIES, which primarily consist of telephone booth enclosures and related parts, are stated at the lower of cost (first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT are stated at cost less accumulated depreciation and amortization. Cost of telecommunications equipment includes the initial line hook-up charges, sales commissions, labor and other charges incurred for installing pay phones. Depreciation and amortization are provided primarily using the double declining balance method, later switching to the straight-line method over the following estimated useful lives of the related assets: buildings, 20 years; leasehold improvement, 25 years; telecommunications equipment, seven years and ten years; telecommunications software licenses, four years; vehicles, computer equipment and software, five years; and furniture and office equipment, five to seven years. Beginning October 1, 1993, the Company began depreciating newly acquired telecommunications equipment over a ten-year period using the straight-line method (see Note 2). Refurbishment, repairs and maintenance costs are expensed as incurred.

     SITE LICENSES are stated at the cost of site licenses acquired in asset acquisitions, less accumulated amortization of $2,690,403 and $2,224,277 at September 30, 1995 and 1994, respectively. Amortization is provided using the straight-line method over the terms of the related site license agreements, generally two to seven years.

     OTHER ASSETS are amortized using the straight-line method over the following periods: deferred financing costs over the life of the respective financing agreement; and noncompete agreements and patents, five years.

                         CHEROKEE COMMUNICATIONS, INC.

     DEFERRED FEDERAL INCOME TAXES are provided under the asset and liability method for temporary differences in the recognition of income and expense for tax and financial reporting purposes and for the expected benefit of tax credit carryforwards.

2.  CHANGE IN DEPRECIABLE LIFE

     Effective October 1, 1993, the Company increased the estimated useful life of its telecommunications equipment acquired after that date from seven to ten years. This was to more appropriately reflect the anticipated useful service period for newly acquired equipment. The effect of this change in accounting method reduced depreciation expense by approximately $293,000 and increased net income during the 1994 period by approximately $193,000.

3.  PROPERTY AND EQUIPMENT

     Property and equipment at September 30 consist of the following:

                                                                   1995            1994
                                                                -----------     -----------
    Telecommunications equipment:
      Owned...................................................  $12,577,986     $ 9,312,536
      Under capital leases....................................    5,725,587       6,328,695
    Telecommunications software licenses......................    2,214,455       1,880,832
    Vehicles..................................................    2,184,227       1,630,211
    Furniture and office equipment............................      686,820         491,401
    Machinery.................................................       30,005          30,005
    Land and buildings........................................       75,747          73,787
                                                                -----------     -----------
              Total...........................................   23,494,827      19,747,467
    Less accumulated depreciation and amortization............   10,559,374       8,412,604
                                                                -----------     -----------
    Property and equipment -- net.............................  $12,935,453     $11,334,863
                                                                ===========     ===========

     In October 1994, the Company sold approximately 760 telephones, certain other assets and related site agreements for approximately $1.7 million, which resulted in a gain on the sale of assets of approximately $1 million.

4.  OTHER ASSETS

     Other assets at September 30 consist of the following:

                                                                     1995           1994
                                                                  ----------     ----------
    Deferred financing costs....................................  $1,113,451     $1,034,098
    Patents.....................................................      46,009         46,009
    Noncompete agreements.......................................     252,500        252,500
                                                                  ----------     ----------
              Total.............................................   1,411,960      1,332,607
    Less accumulated amortization...............................     730,206        441,751
                                                                  ----------     ----------
    Other assets -- net.........................................  $  681,754     $  890,856
                                                                  ==========     ==========

     In connection with the subordinated debt financing in May 1993, the Company paid certain investment banking fees of $365,992 in cash and $338,183 in common stock of 312,467 shares (at $1.08 per share). These amounts were accounted for as deferred financing costs.

                         CHEROKEE COMMUNICATIONS, INC.

5.  INVESTMENT IN AND ADVANCES TO AFFILIATES

     The Company has a 50% investment in a partnership, Cherokee Public Phones
(CPP), which owns pay phones. The Company provides certain management and recordkeeping services to CPP.

     During 1993, the Company invested $80,000 for a 49% investment in a corporate joint venture in Mexico, Corporaciones Interamericana De Desarrollo Comunicaciones, S.A. de C.V. (CID), which owns and operates pay phones primarily in Monterrey, Mexico. During the year ended September 30, 1994, the Company made additional cash advances of $69,839. Total advances at September 30, 1994, of $323,168 were converted to the investment in CID. In July 1994, an outside investor invested $250,000 in CID, which reduced the Company's ownership interest in CID to 33% as of September 30, 1994.

     In March 1995, the Company invested $25,000 to acquire an additional 17% interest in CID, increasing its ownership percentage to 50% as of September 30, 1995. Additional cash advances of $193,767 made to CID during the year are included in the investment.

     The Company has the following balances with these affiliates at September
30:

                                                                       1995         1994
                                                                     --------     --------
    CID -- Investment, at equity...................................  $179,020     $ 44,659
    CPP -- Equity interest in (net advances from) the
      partnership..................................................   (14,471)     (14,471)
                                                                     --------      -------
              Total................................................  $164,549     $ 30,188
                                                                     ========      =======

     Equity in earnings (losses) of affiliates consist of the following:

                                                          1995         1994          1993
                                                        --------     ---------     --------
    CID...............................................  $(84,406)    $(287,052)    $(62,713)
    CPP...............................................    49,798        60,427       55,765
                                                        ---------    ----------    ---------
              Total...................................  $(34,608)    $(226,625)    $ (6,948)
                                                        =========    ==========    =========

     Transactions in the Company's financial statements arising from the above arrangement with CPP are as follows:

                                                          1995         1994          1993
                                                        --------     ---------     --------
    Other revenue -- management fees..................  $ 47,637     $  50,525     $ 39,559
    Distributions from affiliates.....................    49,798        60,427       55,765

6.  NOTES PAYABLE

     Notes payable to Zero Plus Dialing Inc. (ZPDI) of $659,604 and $1,705,174 at September 30, 1995 and 1994, respectively, are due on demand and bear interest at prime plus 3% (11.75% at September 30, 1995). These notes represent advances on trade accounts receivable being collected by ZPDI on behalf of the Company, under an agreement which expires July 1, 1996, and are collateralized by accounts receivable of $3,651,571 at September 30, 1995.

                         CHEROKEE COMMUNICATIONS, INC.

     Long-term notes payable at September 30 consist of the following:

                                                                     1995           1994
                                                                  ----------     ----------
    Equipment notes:
    Notes payable, Comerica Bank:
      Revolving capital expenditure facility....................  $  906,200     $       --
      Revolving acquisition facility............................   1,636,582
    Note payable, Paycom, Inc. -- due in monthly installments
      through July 1997 of $39,015, including interest at 15.0%,
      collateralized by equipment, paid in 1995.................                  1,038,157
    Note payable, G.E. Capital -- due in monthly installments
      through July 1995 of $58,141, including interest at 12.0%,
      collateralized by equipment...............................                    550,673
    Notes payable, Tri Con Capital Corp. due in monthly
      installments through May 1995, collateralized by
      equipment.................................................                     13,363
    Other equipment notes payable...............................     131,327
                                                                  ----------     ----------
              Total equipment notes.............................   2,674,109      1,602,193
    Vehicle notes:
    Notes payable, FMCC -- due in monthly installments of
      $18,104, including interest ranging from 2.9% to 16.75%,
      maturing through November 1998, collateralized by
      automobiles...............................................  $  902,726     $  743,407
    Notes payable, GMAC -- due in monthly installments of
      $1,210, including interest ranging from 7.0% to 9.0%,
      maturing through October 1997, collateralized by
      automobiles...............................................      22,630         32,070
    Note payable, Lone Oak Bank -- due in monthly installments through July 1996 of $475, including interest at 10.0%,
      collateralized by an automobile...........................                      9,521
                                                                  ----------     ----------
    Total vehicle notes.........................................     925,356        784,998
    Subordinated and other notes:
    Subordinated note payable, Banc One Capital Partners
      Corporation -- bearing interest at 12% payable quarterly
      beginning July 1993, with principal due at maturity in May
      1999, net of $649,181 and $830,347, respectively, of
      unamortized debt discount assigned to common stock warrant
      (see Note 8). Borrowings under this $5 million financing
      commitment are unsecured and subject to certain financial
      covenants and ratios......................................   4,350,819      4,169,653
    Notes payable insurance companies -- due in monthly
      installments through June 1996, including interest,
      unsecured.................................................     147,318        133,788
                                                                  ----------     ----------
    Total subordinated and other notes payable..................   4,498,137      4,303,441
                                                                  ----------     ----------
              Total.............................................   8,097,602      6,690,632
    Less current portion........................................   1,491,767      1,395,338
                                                                  ----------     ----------
    Long-term notes payable, less current portion...............  $6,605,835     $5,295,294
                                                                  ==========     ==========

     Notes payable to Comerica Bank consist of revolving credit loans under which the Company may borrow up to $5 million under each credit facility ($10 million under the acquisition facility effective November 1, 1995 -- see Note
12), or the collateral base amount, which is equal to $1,200 per telephone. The notes are collateralized by substantially all assets, subject to the preferences of other notes payable, and the personal guaranty of the Company's majority shareholder for $1 million. Outstanding principal on the capital expenditure facility is payable in 48 equal monthly payments of $19,700 beginning August 1, 1995. Borrowings under the acquisition facility are payable in 36 and 48 equal monthly payments beginning the month after

                         CHEROKEE COMMUNICATIONS, INC.

advances are made. Interest is payable monthly at the prime rate plus 1% to 3%. The interest rate margin is adjustable monthly based on a certain financial ratio under the terms of the agreement. Interest rates on these notes were 9.75% at September 30, 1995. Borrowings under the acquisition facility may occur through January 24, 1997.

     Maturities of long-term notes payable at September 30, 1995 (before reduction for the $649,181 unamortized debt discount), are as follows:

        1996.............................................................  $1,491,767
        1997.............................................................   1,171,235
        1998.............................................................     760,757
        1999.............................................................   5,323,024
                                                                           ----------
                  Total..................................................  $8,746,783
                                                                           ==========

7.  LEASE COMMITMENTS

     The Company is leasing telecommunications equipment under capital leases, and all of its operating facilities through operating leases. The Company leases its primary office facility under an operating lease with a related party, as discussed in Note 10. Rental expense for all operating leases was $174,808, $116,009 and $111,890 for the years ended September 30, 1995, 1994 and 1993, respectively. Future minimum rental payments required under these noncancelable leases at September 30, 1995, are as follows:

                                                                CAPITAL       OPERATING
                                                               ----------     ---------
        Year ending September 30:
          1996...............................................  $1,305,115     $ 135,361
          1997...............................................     841,827        64,172
          1998...............................................           0        35,696
          1999...............................................           0         4,180
                                                               ----------      --------
                                                                2,146,942     $ 239,409
                                                                               ========
        Amount representing interest.........................     271,968
                                                               ----------
        Present value of minimum lease payments..............   1,874,974
        Less current portion.................................   1,094,381
                                                               ----------
        Capital lease obligations, less current portion......  $  780,593
                                                               ==========

8.  CAPITAL STOCK

     DIVIDEND RESTRICTIONS -- Certain note payable agreements and preferred stock instruments restrict the Company's ability to pay cash dividends on its common stock.

     CONVERTIBLE REDEEMABLE PREFERRED STOCK -- The Company has authorized and issued 240,000 shares of nonvoting, cumulative convertible redeemable preferred stock ($1.00 par value) for $2,400,000. Each share of preferred stock is convertible into approximately 9.24 shares of common stock, subject to adjustments in certain events, prior to December 31, 2000. The preferred stock will be automatically converted in the event of an initial public offering.

     Holders of the preferred stock are entitled to receive cumulative cash dividends payable quarterly, at an annual rate of $.60 per share commencing March 31, 1993, through January 1, 2003, and at an annual rate of $1.10 per share commencing April 1, 2003. In liquidation, the preferred stock is entitled to $10 per share.

                         CHEROKEE COMMUNICATIONS, INC.

     Beginning on December 30, 2000, or at any time thereafter, the Company may, at its option, redeem any number of outstanding shares of preferred stock at $10 per share, plus all accrued and unpaid dividends. At any time after December 31, 2002, and prior to December 31, 2010, holders of the preferred stock have the option to sell, and the Company has the obligation to purchase, any number of outstanding shares at the then-determined fair market value.

     COMMON STOCK WARRANTS -- In connection with the subordinated debt financing in May 1993, the Company issued warrants exercisable for 1,562,338 shares of common stock at $1.08206 per share through May 1999. Upon certain occurrences or after May 1998, the warrant holder may require the Company to redeem the warrants at a specified price, which generally is a multiple of defined cash flow. A fair value of $1,087,000 was assigned to the warrants when issued and is accounted for as debt issue discount (see Note 6).

     STOCK OPTIONS -- The stock option plan provides for granting incentive stock options to key employees. Incentive stock options must have an exercise price of at least the fair market value on the date of grant. Options may be exercised in whole or in installments over ten years after the grant. All options would become exercisable upon a public offering. The total aggregate number of the Company's common stock that may be granted under this plan cannot exceed 12.7% of the common stock, determined on a fully diluted basis, not to exceed 1,471,000 shares. The Company has granted the following options which vest over three years:

                                                                    OPTIONS       EXERCISE PRICE
                                                                  OUTSTANDING       PER SHARE
                                                                  -----------     --------------
    Granted:
      December 1992.............................................    376,344           $ 1.09
      March 1994................................................    108,333           $ 1.09
    Forfeited:
      February 1994.............................................    (26,882)          $ 1.09
    Exercised:
      December 1994.............................................     (8,000)          $ 1.09
                                                                    -------
    Total options outstanding at September 30, 1995.............    449,795
                                                                    =======
    Options exercisable at September 30, 1995...................    261,087           $ 1.09
                                                                    =======

     A summary of the Company's common shares reserved for future conversions or issuances is as follows:

    Convertible preferred stock...............................................   2,218,000
    Common stock warrants.....................................................   1,562,338
    Common stock options granted..............................................     449,795
                                                                                 ---------
    Total shares contingently issuable........................................   4,230,133
    Common stock options available for future grants..........................     986,323
                                                                                 ---------
              Total common shares reserved....................................   5,216,456
                                                                                 =========

                         CHEROKEE COMMUNICATIONS, INC.

9.  INCOME TAXES

     Deferred income taxes under SFAS No. 109 represent the net tax effects of
(a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax benefits (liability) as of September 30, 1995 and 1994, are as follows:

                                                                     1995          1994
                                                                   ---------     ---------
    Allowance for doubtful accounts, not currently deductible....  $  90,033     $  86,868
    Accrued expenses, not currently deductible...................     18,684        17,108
    All other....................................................                    8,742
                                                                   ---------     ---------
    Total current asset..........................................    108,717       112,718
    Accelerated depreciation and amortization for tax purposes...   (348,391)     (253,457)
    Alternative minimum tax (AMT) credit carryforwards...........      6,032       340,135
    Other........................................................                    7,026
                                                                   ---------     ---------
    Total noncurrent asset (liability)...........................   (342,359)       93,704
                                                                   ---------     ---------
              Net deferred tax asset (liability).................  $(233,642)    $ 206,422
                                                                   =========     =========

     Components of the provision for income taxes are as follows:

                                                           1995          1994         1993
                                                        ----------     --------     --------
    Current...........................................  $  959,076     $423,946     $454,239
    Deferred..........................................     440,064       88,456      (35,731)
                                                        ----------     --------     --------
                                                        $1,399,140     $512,402     $418,508
                                                        ==========     ========     ========

     A reconciliation between income taxes computed at the federal statutory rate and income tax expense is shown below:

                                                           1995          1994         1993
                                                        ----------     --------     --------
    Income taxes computed at federal statutory rate...  $1,230,661     $379,213     $365,034
    State income taxes................................     103,210       34,000       33,911
    Expenses not deductible for tax purposes..........      13,585        5,578        5,920
    Nondeductible loss of foreign affiliate...........      28,590       67,642
    Other.............................................      23,094       25,969       13,643
                                                        ----------     --------     --------
              Total...................................  $1,399,140     $512,402     $418,508
                                                        ==========     ========     ========

10.  RELATED PARTY TRANSACTIONS

     The Company leases its primary office facilities from a shareholder on a monthly basis. The Company also conducts certain other transactions with this shareholder and affiliated corporations which are 100%

                         CHEROKEE COMMUNICATIONS, INC.

owned by the shareholder. Transactions and balances in the Company's financial statements arising from the above arrangements are as follows:

                                                             1995        1994        1993
                                                            -------     -------     -------
    During the period:
      Rent expense........................................  $49,200     $43,200     $43,200
      Airplane charter expense............................   96,470
      Management and consulting fees expense..............                            3,750
      Other operating expenses............................   32,483      37,717
    Note receivable from an employee at September 30, due
      on demand (included in other current assets)........                2,193       4,944
    Accounts receivable from employees....................   12,428      18,039      23,558

     Trade accounts receivable include $385,146 at September 30, 1995, due from an operator service company, which is a co-owner in the Mexican joint venture (Note 5) and is a significant lender to the Company's majority shareholder, who has pledged approximately 20% of his common stock as collateral on the related debt.

11.  CONTINGENCIES

     The Company is a defendant in various legal proceedings arising in the ordinary course of business. Although the results of these matters cannot be predicted with certainty, management believes the outcome will not have a material adverse effect on the Company's financial position.

12.  SUBSEQUENT TELEPHONE PURCHASE AND FINANCING

     On November 1, 1995, the Company purchased approximately 1,600 telephones and related assets and agreements for approximately $3.5 million. The purchase was financed through the Company's revolving acquisition facility, which was increased from $5 million to $10 million effective November 1, 1995.

                                  * * * * * *